UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2015 (June 25, 2015)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of matters to vote of security holders.

The Annual Shareholders' Meeting of Genesco Inc. (the "Company") was held on June 25, 2015, at the Company's corporate headquarters in Genesco Park, Nashville, Tennessee. Shares representing a total of 24,088,512 votes were outstanding and entitled to vote. At that meeting, the Company's shareholders voted on the matters set forth below.

Election of Directors

The Company's shareholders elected all ten persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company's proxy statement dated May 15, 2015. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Votes
Joanna Barsh	21,985,346	129,551	963,248
James S. Beard	22,030,554	84,343	963,248
Leonard L. Berry	21,964,897	150,000	963,248
William F. Blaufuss, Jr.	22,020,190	94,707	963,248
James W. Bradford	21,962,129	152,768	963,248
Robert J. Dennis	21,536,754	578,143	963,248
Matthew C. Diamond	22,012,208	102,689	963,248
Marty G. Dickens	21,974,881	140,016	963,248
Thurgood Marshall, Jr.	18,369,036	3,745,861	963,248
Kathleen Mason	21,175,657	939,240	963,248

Non-Binding, Advisory Vote on the Company's Executive Compensation

The Company's shareholders voted upon a non‑binding, advisory proposal to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Shareholders' meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,552,558	552,287	10,052	963,248

Ratification of Independent Accountants

The Company's shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
22,968,444	93,784	15,917

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: June 30, 2015